BUZZFEED, INC. DELIVERS STRONG Q3 FINANCIAL RESULTS
Affiliate Commerce Revenues Grew 53% Year-Over-Year, Including BuzzFeed’s Biggest Prime Day Ever in July
Programmatic Advertising Revenues Grew 9% Year-Over-Year
BuzzFeed, Inc. Led Its Competitive Set In Audience Time Spent, Growing versus Q2 and Last Year to Reach 80 Million Hours, according to Comscore1
NEW YORK – November 12, 2024 – BuzzFeed, Inc. (Nasdaq: BZFD) reported improved year-over-year profitability in the third quarter (ended September 30, 2024) generating net income from continuing operations of $2 million and Adjusted EBITDA2 of $11 million, near the high end of the Company’s outlook shared on August 12, 2024. Third quarter revenues exceeded the Company’s outlook, growing 7% year-over-year, with strong growth in two of BuzzFeed, Inc.’s largest and highest-margin revenue streams - Affiliate Commerce and Programmatic Advertising.
“In Q3, we delivered significant improvements in each of our key operating and financial measures - time spent, revenue, and Adjusted EBITDA - growing each year-over-year and quarter-over-quarter,” said Jonah Peretti, BuzzFeed Founder & CEO.
“Commerce was a particular highlight,” Peretti continued. “We delivered our most successful Prime Day ever in July, with performance that outpaced Amazon’s own Prime Day growth and contributed to Q3 affiliate commerce revenue growth of 53% year-over-year for BuzzFeed.”
“These strong Q3 results underscore the successful execution of our strategy to stabilize the business. Refocusing the business around our most scalable, tech-driven revenue lines has propelled growth in our programmatic and affiliate revenues and positioned us to deliver consistent topline growth and expanded profitability in 2025 and beyond.”
Third Quarter 2024 Financial and Operational Highlights for Continuing Operations (excluding Complex)3
●BuzzFeed4 delivered Q3 revenues of $64.3 million, growing 7% compared to the third quarter of 2023
○Advertising revenue declined 3% year-over-year to $26.1 million
●Programmatic advertising revenue grew 9% year-over-year to $17.3 million
○Content revenue declined 7% year-over-year to $17.4 million
○Commerce and other revenues grew 45% year-over-year to $20.9 million
●Affiliate commerce revenues grew 53% year-over-year to $19.6 million
●Net income from continuing operations was $2.0 million, compared to a net loss from continuing operations of $(12.0) million in the third quarter of 2023, a year-over-year improvement of approximately $14 million
1 Source: Comscore Media Trend, desktop 2+ and mobile 18+, desktop and mobile; September 2024; [Competitive Set: Dotdash Meredith, Conde Nast Digital, Vox Media, People, Bustle Digital Group, Vice Media Group, Hearst]
2 As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP results.
3 The Company determined the assets of Complex Networks, excluding the First We Feast brand, met the classification for “held for sale.” Additionally, the Company concluded the disposal, which occurred on February 21, 2024, represented a strategic shift that had a major effect on our operations and financial results. As such, the historical financial results of Complex Networks have been reflected as discontinued operations in our condensed consolidated financial statements. Amounts presented throughout this press release are on a continuing operations basis (i.e., excluding Complex Networks).
4 BuzzFeed, Inc. is herein referred to as “BuzzFeed” or the “Company.”

●Adjusted EBITDA was $10.5 million, compared to Adjusted EBITDA of $0.3 million in the third quarter of 2023, a year-over-year improvement of approximately $10 million
●Time Spent5 increased 2% year-over-year to 80 million hours
Business and Content Highlights
●Q3 audience time spent with our content grew 13% versus Q2 and 2% year-over-year to 80 million hours, outpacing our peers, according to Comscore.
●Our flagship BuzzFeed brand continued to lead the way in time spent among its competitive set, garnering vastly more time spent both overall and among its core demographic of Millennial and Gen Z.
●BuzzFeed, Inc. generated $10.5 million of Adjusted EBITDA in Q3, a nearly four-fold increase versus Q2.
●The Company posted a record Prime Day in July, with strong double-digit growth in revenues year-over-year, outpacing Amazon’s overall Prime Day growth6.
●The BuzzFeed brand continued to make progress in building audience loyalty in Q3, growing both logged-in users and loyal users - those who visit more than once in a 7-day period - versus Q2.
○In fact, in September, the percentage of loyal users reached its highest level in nearly two years.
Today’s call will be focused entirely on our Q3 results. In the coming weeks, we look forward to sharing an update on our debt, balance sheet, Q4 financial outlook, and the results of the strategic review process we initiated last year with our financial advisors.
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.
Please see “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net income (loss) from continuing operations — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such a measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our third quarter 2024 results today, November 12, at 5PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register in advance at the same location. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. While it is not required, it is recommended you join 10 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content and Commerce and other. The definition of Time Spent is also set forth below.
5 Excludes Complex Networks and First We Feast; see definition of “Time Spent” below.
6 +11% year-over-year, according to Adobe Analytics, as reported by CNBC.

●Advertising revenues are primarily generated from advertisers for ads distributed against our editorial and news content, including display, pre-roll and mid-roll video products sold directly to brands and also programmatically. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content and content licensing. Revenues for film and TV projects are also included here.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content in the U.S. across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our Advertising revenues, including Instagram, TikTok, Facebook, Snapchat and Twitter. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities. Time Spent presented above excludes time spent on Complex Networks, as Complex Networks is presented as a discontinued operation within our condensed consolidated financial statements. Time Spent on Complex Networks, as reported by Comscore, was approximately 10.0 million hours through the date of Disposition, February 21, 2024, and 13.4 million and 63.4 million hours for the three and nine months ended September 30, 2023, respectively. Time Spent on Complex Networks, as reported by Comscore, previously included Time Spent on First We Feast, as First We Feast was historically under the Complex Networks’ measurement portfolio of Comscore. However, the historical Time Spent on First We Feast cannot be reasonably bifurcated from Time Spent on Complex Networks. Accordingly, for comparability of Time Spent, we have excluded Time Spent on First We Feast from our measure of Time Spent for all periods presented above and for future reporting of Time Spent.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of net income (loss) attributable to noncontrolling interests, income tax (benefit) provision, interest expense, net, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, transaction-related costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, (some of which are beyond our control) uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (2) demand for our products and services or changes in traffic or engagement with our brands and content; (3) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (4) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; current global supply chain disruptions; potential government shutdowns or a failure to raise the U.S. federal debt ceiling or to fund the federal government; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the United States and China; the inflationary environment; high unemployment; high interest rates, currency fluctuations; and the competitive labor market; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to settle conversions of our unsecured convertible notes, repurchase the notes upon a fundamental change such as the delisting of our Class A common stock or repay the notes in cash at their maturity, including upon the holders of the notes requiring repayment of their notes on or after December 3, 2024, any restrictions imposed by, or commitments under, the indenture governing our unsecured notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) significant volatility in the trading of our Class A common stock as a result of the potential inability to repay the notes upon request by the holders of the notes from and after November 22, 2024; (7) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes or governmental investigations to which we are subject; (8) the benefits of our cost savings measures; (9) our success divesting of companies, assets or brands we sell or in integrating and supporting the companies we acquire; (10) technological developments including artificial intelligence; (11) the impact of activist shareholder activity, including on our strategic direction; (12) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (13) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (14) the security of our information technology systems or data; (15) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (16) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (17) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
###
Contacts
Media Contact
Juliana Clifton, BuzzFeed: juliana.clifton@buzzfeed.com
Investor Relations Contact
Amita Tomkoria, BuzzFeed: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended September30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Advertising	$26,066	$26,915	(3)%	$71,303	$83,720	(15)%
Content	17,357	18,616	(7)%	41,833	56,606	(26)%
Commerce and other	20,897	14,447	45%	42,871	36,688	17%
Total revenue	$64,320	$59,978	7%	$156,007	$177,014	(12)%
Income (loss) from continuing operations	$3,579	$(6,732)	153%	$(21,448)	$(47,631)	55%
Net income (loss) from continuing operations	$1,968	$(12,049)	116%	$(31,084)	$(63,920)	51%
Adjusted EBITDA	$10,540	$341	NM	$1,935	$(19,950)	110%

NM: Not meaningful

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$53,723	$35,637
Accounts receivable (net of allowance for doubtful accounts of $1,069 as at September 30, 2024 and $1,424 as at December 31, 2023)	49,625	75,692
Prepaid expenses and other current assets	17,572	21,460
Current assets of discontinued operations	—	—
Total current assets	120,920	132,789
Property and equipment, net	7,662	11,856
Right-of-use assets	33,313	46,715
Capitalized software costs, net	22,704	22,292
Intangible assets, net	24,531	26,665
Goodwill	57,562	57,562
Prepaid expenses and other assets	9,851	9,508
Noncurrent assets of discontinued operations	—	104,089
Total assets	$276,543	$411,476

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$15,008	$46,378
Accrued expenses	20,592	15,515
Deferred revenue	1,313	1,895
Accrued compensation	14,486	12,970
Current lease liabilities	22,804	21,659
Current debt	102,929	124,977
Other current liabilities	3,212	4,401
Current liabilities of discontinued operations	—	—
Total current liabilities	180,344	227,795
Noncurrent lease liabilities	20,360	37,820
Debt	—	33,837
Warrant liabilities	988	406
Other liabilities	781	435
Noncurrent liabilities of discontinued operations	—	—
Total liabilities	202,473	300,293

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 36,610 and 35,035 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	3	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 1,344 and 1,368 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	728,525	723,092
Accumulated deficit	(652,895)	(611,768)
Accumulated other comprehensive loss	(3,954)	(2,500)
Total BuzzFeed, Inc. stockholders’ equity	71,680	108,828
Noncontrolling interests	2,390	2,355
Total stockholders’ equity	74,070	111,183
Total liabilities and stockholders’ equity	$276,543	$411,476

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$64,320	$59,978	$156,007	$177,014
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	33,697	31,902	89,761	108,106
Sales and marketing	4,754	8,253	18,408	30,300
General and administrative	14,698	18,747	44,999	60,922
Research and development	2,581	2,442	8,532	8,921
Depreciation and amortization	5,011	5,366	15,755	16,396
Total costs and expenses	60,741	66,710	177,455	224,645
Income (loss) from continuing operations	3,579	(6,732)	(21,448)	(47,631)
Other income (expense), net	2,226	(1,307)	3,838	(4,362)
Interest expense, net	(4,034)	(4,089)	(12,496)	(11,818)
Change in fair value of warrant liabilities	87	104	(582)	(94)
Change in fair value of derivative liability	—	30	—	150
Income (loss) from continuing operations before income taxes	1,858	(11,994)	(30,688)	(63,755)
Income tax (benefit) provision	(110)	55	396	165
Net income (loss) from continuing operations	1,968	(12,049)	(31,084)	(63,920)
Net income (loss) from discontinued operations, net of tax	166	(1,883)	(9,924)	(14,109)
Net income (loss)	2,134	(13,932)	(41,008)	(78,029)
Less: net income (loss) attributable to noncontrolling interests	45	(210)	119	(470)
Net income (loss) attributable to BuzzFeed, Inc.	$2,089	$(13,722)	$(41,127)	$(77,559)
Net income (loss) from continuing operations attributable to holders of Class A and Class B common stock:
Basic	$1,923	$(11,839)	$(31,203)	$(63,450)
Diluted	$1,923	$(11,839)	$(31,203)	$(63,450)
Net income (loss) per Class A and Class B common share:
Basic and diluted	$0.05	$(0.33)	$(0.84)	$(1.78)
Diluted	$0.05	$(0.33)	$(0.84)	$(1.78)
Weighted average common shares outstanding:
Basic	37,949	36,263	37,181	35,646
Diluted	38,608	36,263	37,181	35,646

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net (loss)	$(41,008)	$(78,029)
Less: net loss from discontinued operations, net of tax	9,924	14,109
Net loss from continuing operations	(31,084)	(63,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,755	16,396
Unrealized (gain) loss on foreign currency	(1,923)	30
Stock based compensation	4,238	4,524
Change in fair value of warrants	582	94
Change in fair value of derivative liability	—	(150)
Amortization of debt discount and deferred issuance costs	4,052	3,542
Deferred income tax	(462)	404
Provision for doubtful accounts	(355)	(10)
Loss (gain) on investment	—	3,500
Gain on disposition of assets	(1,250)	(175)
Non-cash lease expense	13,528	15,460
Changes in operating assets and liabilities:
Accounts receivable	27,815	54,823
Prepaid expenses and other current assets and prepaid expenses and other assets	3,783	(1,540)
Accounts payable	(30,710)	14,421
Accrued compensation	1,528	(16,299)
Accrued expenses, other current liabilities and other liabilities	4,181	(10,451)
Lease liabilities	(16,469)	(18,028)
Deferred revenue	(581)	(569)
Cash (used in) provided by operating activities from continuing operations	(7,372)	2,052
Cash used in operating activities from discontinued operations	(8,752)	(4,415)
Cash used in operating activities	(16,124)	(2,363)

Investing activities:
Capital expenditures	(500)	(761)
Capitalization of internal-use software	(9,294)	(10,920)
Proceeds from sale of asset	350	175
Cash used in investing activities from continuing operations	(9,444)	(11,506)
Cash provided by investing activities from discontinued operations	108,575	—
Cash provided by (used in) investing activities	99,131	(11,506)

Financing activities:
Proceeds from exercise of stock options	1	29
Payment for shares withheld for employee taxes	(291)	(407)
Borrowings on Revolving Credit Facility	—	2,128
Payments on Revolving Credit Facility	(33,837)	(1,796)
Payment on Convertible Notes	(31,233)	—
Proceeds from the issuance of common stock in connection with the at-the-market offering, net of issuance costs	660	902
Payment of early termination fee for Revolving Credit Facility	(500)	—
Cash (used in) provided by financing activities	(65,200)	856
Effect of currency translation on cash and cash equivalents	279	(291)
Net increase (decrease) in cash and cash equivalents	18,086	(13,304)
Cash and cash equivalents at beginning of period	35,637	55,774
Cash and cash equivalents at end of period	$53,723	$42,470

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) from continuing operations	$1,968	$(12,049)	$(31,084)	$(63,920)
Income tax (benefit) provision	(110)	55	396	165
Interest expense, net	4,034	4,089	12,496	11,818
Other (income) expense, net	(2,226)	1,307	(3,838)	4,362
Depreciation and amortization	5,011	5,366	15,755	16,396
Stock-based compensation	1,739	1,707	4,238	4,524
Change in fair value of warrant liabilities	(87)	(104)	582	94
Change in fair value of derivative liability	—	(30)	—	(150)
Restructuring[1]	—	—	3,179	6,761
Transaction-related costs[2]	211	—	211	—
Adjusted EBITDA	$10,540	$341	$1,935	$(19,950)
Adjusted EBITDA margin	16.4%	0.6%	1.2%	(11.3)%
Net income (loss) from continuing operations as a percentage of revenue[3]	3.1%	(20.1)%	(19.9)%	(36.1)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Reflects transaction-related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or contemplated transaction and include professional fees, integration expenses, and certain costs related to integrating and converging information technology systems.

(3) Net income (loss) from continuing operations as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.